Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-278593 on Form S-8 and No. 333-272980 on Form F-3 of our report dated March 25, 2025, relating to the financial statements of Enterprise Navigator Ethylene Terminal LLC (not separately presented herein or incorporated by reference), appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Houston, Texas
March 25, 2025

1